Exhibit 99.1

Avalo Therapeutics Successfully Eliminates $35 Million Debt Paving the Way for Future Growth and Innovation

WAYNE, PA AND ROCKVILLE, MD, September 26, 2023 — In a major achievement, Avalo Therapeutics (Nasdaq: AVTX) proudly announces the payoff of the remainder of its $35 million debt owed to Horizon Technology Finance Corporation (Nasdaq: HRZN). This significant milestone not only signifies the company's steadfast commitment to financial stability but also paves the way for future accelerated growth and progress toward executing its ambitious plans to advance its most promising drug candidates, including its anti-LIGHT mAb (quisovalimab or AVTX-002) and its BTLA agonist fusion protein (AVTX-008).

Dr. Garry A. Neil, MD, Chief Executive Officer, and Chairman of the Board at Avalo Therapeutics, expressed his enthusiasm about this crucial financial achievement, stating, “Eliminating our $35 million debt is a testament to the dedication and hard work of our entire team. It is a pivotal moment for Avalo, signaling our readiness to embrace new opportunities and transform the lives of patients with immunological diseases and addressing unmet medical needs. With a strengthened balance sheet, the company is well-positioned to pursue collaborations, expand research efforts, and bring innovative treatments to market. Our lead asset, quisovalimab, is a potential first-in-class fully human mAb against an important immunological target and has already demonstrated clinical proof of concept in both acute and chronic inflammatory diseases. Additionally, we believe AVTX-008, our BTLA agonist fusion protein, has potential to be a best-in-class molecule. It addresses an increasingly recognized and important target for a variety of immune diseases as evidenced by Gilead’s $405 million acquisition of MiroBio. Our highly skilled and capable team are executing well against our plan. We can now turn our attention to moving our development programs forward as well as looking for new opportunities to augment our very promising pipeline.”

Dr. Neil continued, “We’d like to thank our colleagues at our lender, Horizon Technology Finance, who worked professionally, collaboratively and constructively with us to achieve this milestone.”

Gerald A. Michaud, President of Horizon Technology Finance Corporation, said, “We were very impressed with the focus and professionalism that Garry and his management team showed in paying off this debt in full and ahead of schedule in a challenging market environment for biotechnology. Avalo created and executed a coherent and investable strategy that included eliminating non-essential costs, streamlining the pipeline on their most highly valued assets, operational excellence and executing multiple business development transactions that brought in significant non-dilutive funding. We are proud of our role in helping promising emerging companies, like Avalo, achieve their financial goals and wish Avalo Therapeutics much future success.”

About Avalo Therapeutics
Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation by developing therapies that target the LIGHT-signaling network.

LIGHT (Lymphotoxin-like, exhibits Inducible expression, and competes with HSV Glycoprotein D for Herpesvirus Entry Mediator (HVEM), a receptor expressed by T lymphocytes; also referred to as TNFSF14) is an immunoregulatory cytokine. LIGHT and its signaling receptors, HVEM (TNFRSF14), and lymphotoxin β receptor (TNFRSF3), form an immune regulatory network with two co-receptors of herpesvirus entry mediator, checkpoint inhibitor B and T Lymphocyte Attenuator (BTLA), and CD160 (the LIGHT-signaling network). Accumulating evidence points to the dysregulation of the LIGHT-signaling network as a disease-driving mechanism in autoimmune and inflammatory reactions in barrier organs. Therefore, we believe reducing LIGHT levels can moderate immune dysregulation in many acute and chronic inflammatory disorders.

Avalo has an experienced leadership team with decades of successful leadership in drug development in the biotech and pharma industry. The team is led by Dr. Garry Neil, MD, Chief Executive Officer and Chairman of the Board, who brings a wealth of experience leading teams who have successfully brought drugs to the market, including serving as Group President, Pharmaceutical R&D and Corporate VP of Science & Technology at Johnson & Johnson. Additionally, Dr. Neil served as Chairman of the Board of Arena Pharmaceuticals Inc., which was acquired by Pfizer Inc. for $6.7 billion in March of 2022. Dr. Neil currently serves on the board of directors of Celldex Therapeutics.

For more information about Avalo, please visit www.avalotx.com.

About quisovalimab (AVTX-002)
AVTX-002 is a fully human monoclonal antibody (mAb), directed against human LIGHT. There is increasing evidence that the dysregulation of the LIGHT-signaling network which includes LIGHT, its receptors HVEM and LTβR and the downstream checkpoint BTLA, is a disease-driving mechanism in autoimmune and inflammatory reactions in barrier organs. Therefore, we believe reducing LIGHT levels can moderate immune dysregulation in many acute and chronic inflammatory disorders. AVTX-002 previously demonstrated proof of concept in COVID-19 induced acute respiratory distress syndrome including reduction in mortality and respiratory failure, as well as a positive signal in Crohn’s Disease.

About AVTX-008
AVTX-008 is a fully human B and T Lymphocyte Attenuator (BTLA) agonist fusion protein in the IND-enabling stage.

About Horizon Technology Finance Corporation
Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a $17 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the future financial and operational outlook or growth; the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by COVID-19 or other widespread health events; Avalo's cash position and the need for it to raise additional capital in the near future; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by COVID-19 or other widespread health events; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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